SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

       Date of report (Date of earliest event reported): November 11, 2005
                                                         -----------------

                              PHOTONICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           California                    0-22514                 77-0102343
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(State or Other Jurisdiction          (Commission              (IRS Employer
    of Incorporation)                 File Number)           Identification No.)

    420 E FM 3040, Suite 118 PMB 216 Lewisville, Texas             75067
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        (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (972) 745-3020
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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Election of Principal Officers.

On November 11, 2005, at a Meeting of the Board of Directors, pursuant to authority under the bylaws of the Company, Mark Lindberg, the Sole Director, appointed Mr. Bryce Knight to serve as President and Director, Mr. Terry
Washburn to serve as Director, and Mr. Paul Johnson to serve as Director, effective immediately. Mr. Lindberg will continue to serve as Chairman of the Board, Chief Financial Officer, and Secretary of the Company. The new director's resumes are as follows:

Bryce Knight presently serves as Vice President and Chief Financial Officer of Global Beverage Solutions, Inc. (OTCBB:GBVS). He also serves as managing member of Practical Business Concepts, LLC, a Louisville, Kentucky based corporate strategy and financial consulting firm. Previously, Mr. Knight served as
President of GloTech Industries, a Delaware Corporation specializing in illuminated safety apparel utilizing electroluminescent light technology. Mr. Knight also worked with General Electric as finance analyst for its consumer products division and with Robert Bosch Tool Corporation in the Marketing Department. Mr. Knight graduated with honors from Bellarmine University with a Business Administration degree and will also receive his M.B.A. from Bellarmine.

Dr. Terry Washburn has been a Director of Idea Sports Entertainment Group, Inc. (OTCBB: ISPO) since May 2001, Chief Executive Officer from April 2001 to August 2001. Dr. Washburn is the President of Eurovest, Inc., a private venture capital firm, which specializes in private placement of capital as well as providing consulting services in strategic planning, business development and organizational management. He is also the Chief Executive Officer of USN Corporation, formerly Premier Concepts, Inc., a company specializing in marketing and retailing of high-end faux jewelry. Dr. Washburn is also Chief Executive Officer of SGD Holdings, Ltd., a wholesale jewelry operation. Dr. Washburn earned a Bachelor of Business Administration from the University of Oklahoma, a Master of Divinity from the Southwestern Baptist Theological
Seminary in Ft. Worth, Texas and a Doctor of Ministry from the Fuller Theological Seminary in Pasadena, California. Dr. Washburn also serves on the Board of Directors of SGD Holdings, Ltd. and USN Corporation.

Mr. Paul Johnson has been President of Lifestyle Innovations (OTCBB: LFSI) since September 5, 2002, and was CEO and a Director of Lifestyle from September 5, 2002 until March 7, 2003 and since January 1, 2004. Mr. Johnson serves on the Board of Directors for The Sports Lineup.com and Premier Concepts, Inc. Mr. Johnson is an active participant in strategic planning and business development in each of these companies. In September 2000 Mr. Johnson founded MLI Solutions, Inc., which owned the Dallas, Texas franchise for Lifestyle Technologies. From its inception until May 2002, Mr. Johnson served as CEO and General Manager of the franchise. The franchise closed during fiscal 2004. Mr. Johnson is an innovator in the field of interactive media and technology-based business development. Throughout his career, he has founded seven technology-related companies, the largest of which was Multimedia Learning, Inc. (ranked 154th on the "Inc. 500" in 1996). From 1991-1998 Mr. Johnson served as CEO of Multimedia Learning, Inc. Under his leadership, the company gained national attention for its innovations in CE and Web-based learning technologies. Mr. Johnson specializes in designing and directing the implementation of new and innovative business strategies and recruiting the best talent to develop and grow the business. Over the past 20 years, his companies have created major innovations in web usage, multimedia, knowledge management and software interface design. His companies have received awards for their rapid growth and technical innovations. Mr. Johnson is a graduate of City College of New York and is a veteran of the Vietnam War.

Item 9.01 Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired. None.

          (b)  Pro Forma Financial Information. None.

          (c)  Exhibits. None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

November 11, 2005                        PHOTONICS CORPORATION

                                         By: /s/ Mark Lindberg
                                            ------------------------------------
                                            Mark Lindberg, Chairman of the Board